Michael J. Morrison
                          Attorney and Counselor at Law
                         1495 Ridgeview Drive, Suite 220
                             Reno, Nevada 89509-6334


January 4, 2006

XL Generation International Inc.
460 Saint-Gabriel, Suite 21
Montreal, Quebec H2Y 2Z9
Canada

Re:   Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to XL Generation International Inc., a Nevada corporation (the "Company"), in connection with a registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale from time to time of up to 8,374,444 shares (the "Registered Shares") by the Selling Stockholders named in the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Registered Shares have been duly authorized by all requisite corporate action and are validly issued, fully-paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consents is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-B.

Very truly yours,

/s/ Michael Morrison
Michael Morrison
Partner